Exhibit 99.1

IIOT-OXYS, Inc. Enters Into an Agreement with a Global Aerospace and Defense Company

Cambridge, MA, May 29, 2019 (GLOBE NEWSWIRE) -- via NEWMEDIAWIRE -- IIOT-OXYS, Inc. (OTC Pink: ITOX) announced the execution of a Non-Disclosure Agreement (NDA), with one of the largest aerospace and defense contractors in the world as part of its expansion of offerings in the Intelligent Manufacturing space.

Cliff Emmons, CEO of IIOT-OXYS, Inc., stated, “This customer engagement consists of several steps, the first being the execution of an NDA, which then allows us to quickly define a problem statement of interest to the client, which then leads to a definition of scope of work for the first contract. We are very pleased to be working with this Fortune 500 defense and aerospace company and we look forward to working with their domain experts to see where our edge computing and machine learning algorithms will add the most value to their manufacturing operations.

“This represents our first aerospace customer and an expansion of our activities within the Intelligent Manufacturing market vertical beyond automotive and pharmaceutical. Our sales and marketing efforts continue to result in entering key targeted markets and serving a diverse group of clients.,” continued Mr. Emmons.

About Us

IIOT-OXYS, Inc. is a technology company at the intersection of IIoT, AI & Machine Learning, Edge Computing and Manufacturing Operations. We provide actionable mission critical insights for the Medical/Pharmaceutical, Manufacturing, Agriculture, Defense, and Structural Health, and other industries. IIOT-OXYS, Inc. edge computing open-source hardware and proprietary ML algorithms employ our Minimally-Invasive Load Monitoring (MILM) technology to simply gather data and gain insights to monitor, scope, move from preventive to predictive maintenance, and even optimize development and manufacturing processes. For additional information visit www.oxyscorp.com.

Forward-Looking Statements

This news release contains forward-looking statements that reflect Management's current views about future events and financial performance. Forward-looking statements often contain words such as ''expects,'' ''anticipates,'' ''intends,'' or ''believes.'' Our forward-looking statements are subject to a number of risks and uncertainties that may cause actual results and events to differ materially from those projected in the forward-looking statements. Risks and uncertainties that could adversely affect us include, without limitation, the loss of major customers, our failure to obtain new contracts, our inability to patent products or processes, our infringement of patents held by others, our inability to finance our business and the other risks and uncertainties that are discussed in our most recent filings with the Securities and Exchange Commission. The forward-looking statements in this news release are made only as of the date of this news release. We undertake no obligation to update our forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations Contact:

Andrew Barwicki

Phone: 516-662-9461

Email: andrew@barwicki.com